Exhibit 10.2
Form of NQSO Agreement for Employees
LAYNE ENERGY, INC.
2007 STOCK OPTION PLAN
Nonqualified Stock Option Agreement

Date of Grant:

Number of Shares to Which Option Relates:

Option Exercise Price per Share:

(Representing 100% of the Fair Market Value on the Date of Grant)

          This Agreement dated                                         , is made by and between Layne Energy, Inc., a Delaware corporation (the “Company”), and                                          (the “Optionee”).
RECITALS:
          A. Effective June 7, 2007, the Company and the Company’s stockholders approved the Layne Energy, Inc. 2007 Stock Option Plan (the “Plan”) pursuant to which the Company may, from time to time, grant options to key employees, non-employee directors, and consultants of the Company or an Affiliate thereof to purchase shares of the Company’s common stock.
          B. The Optionee is an employee of the Company or an Affiliate thereof and the Company desires to grant to the Optionee a nonqualified stock option to purchase shares of the Company’s common stock on the terms and conditions reflected in this Option Agreement, the Plan and as otherwise established by the Committee.
AGREEMENT:
          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
          1. Incorporation of Plan. All provisions of this Option Agreement and the rights of the Optionee are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Option Agreement but not defined will have the meaning set forth in the Plan.
          2. Grant of Nonqualified Stock Option. As of the Date of Grant identified above, the Company grants the Optionee, subject to this Agreement and the Plan, the right, privilege and option (the “Option”) to purchase, in one or more exercises, all or any part of that number of Shares of Stock identified above opposite the heading “Number of Shares to Which Option Relates” (the “Option Shares”), at the per Share price specified above opposite the heading “Option Exercise Price per Share.”
          3. Consideration to the Company. In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as an employee of the Company. Nothing in this Agreement or in the Plan will confer upon the Optionee any right to continue as an employee of the Company or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Optionee’s employment with the Company at any time for any reason whatsoever, with or without cause.
          4. Exercisability of Option. This Option, unless it has otherwise expired in accordance with Section 6 or Section 7, may be exercised in accordance with the parameters and conditions set forth in Section 5, according to the following schedule:
Years Elapsed from Date of Grant         Percentage Exercisable
[To be determined by Committee and set forth in Optionee’s Option Agreement.]

          For purposes of this Section 4 a year means a period of 365 days (or 366 days in the event of a leap year). Notwithstanding the above Option vesting schedule, this Option will become fully exercisable upon the Optionee’s death or Disability provided the Option has not otherwise expired, been cancelled or terminated.
          5. Method of Exercise. Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan and if this Option is otherwise exercisable pursuant to Section 4 above, the Option may be exercised in whole or in part, from time to time as provided below:
     (a) All or a portion of the Option may be exercised on either or both of April 30th and October 31st of a specific year (each an “Eligible Exercise Date” and collectively the “Eligible Exercise Dates”) by providing to the Company no less than 90 calendar days before the Eligible Exercise Date, a written notice that:
(i)	sets forth the number of Shares with respect to which the Option is to be exercised; provided, however, that such number cannot be less than the greater of 1/4th of the total number of Shares originally subject to this Option or the remaining Share(s) subject to this Option which have not been purchased on account of an earlier Option exercise; and
(ii)	if the person exercising this Option is not the Optionee, is accompanied by satisfactory evidence of such person’s right to exercise this Option.
     (b) Subject to Optionee’s right to withdraw his request to exercise the Option in accordance with Section 5(c) below, to the extent the proper notice has timely been delivered to the Company informing it of the Optionee’s desire to exercise the Option, the Option (or designated portion thereof), to the extent exercisable, may be exercised by the Optionee by paying in full the Option Exercise Price in the form of cash, or a certified bank check made payable to the order of the Company or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares.
     (c) Notwithstanding the Optionee having provided a written notice to the Company indicating Optionee’s desire to exercise all or a portion of the Option, the Optionee may withdraw his request to exercise the Option on the Eligible Exercise Date at any time within the 10 business day period immediately following the Optionee’s receipt of the Fair Market Value determination made by the independent appraisal of the Shares relating to the upcoming Eligible Exercise Date.
          6. Expiration of Option. Unless terminated earlier in accordance with the terms of this Option Agreement or the Plan, the Option granted herein will expire at 5:00 P.M., Central Standard Time, on the 10th Anniversary of the Date of Grant (the “Expiration Date”). If the Expiration Date is a day on which the Company is not open for business, then the Option granted herein will expire, unless earlier terminated in accordance with the terms of this Option Agreement or the Plan, at 5:00 P.M., Central Standard Time, on the first business day before such Expiration Date.
          7. Effect of Separation from Service. If the Optionee ceases to be an employee of the Company for any reason, including cessation by death or Disability, the effect of such termination of employment on this Option is as provided below. Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.
          (a) If the Optionee’s employment is terminated for Cause, the Option will immediately be forfeited as of the time of such termination.
          (b) If the Optionee ceases to be an employee of the Company due to the Optionee’s resignation or termination of employment by the Company not for Cause, if the Option was otherwise exercisable pursuant to Section 4 on the date of such termination of employment, the Option may be exercised by the Optionee at any time before 5:00 P.M., Central Standard Time, on the thirtieth (30th) calendar day following the effective date of the Optionee’s termination of employment. If such thirtieth (30th) day is not a business day, then the Option will expire at 5:00 P.M., Central Standard Time, on the first business day immediately following such thirtieth (30th) day. For purposes of this Section 7(b), the notice requirements set forth above in Section 5(a) will be waived; provided, however, if the Company is not reasonably able to accurately determine the Fair Market Value of the Shares subject to the Option for calculating and reporting the applicable income and payroll tax withholding amounts due upon the exercise of the Option within the 30-day time period reflected above, the Company may, in its sole discretion, inform the Optionee that the Option exercise date will be postponed to a later date during the same calendar year when the Fair Market Value of the Shares can appropriately be determined.
          (c) If the Optionee ceases to be an employee of the Company due to the Optionee’s death or Disability, the Option may be exercised by the Optionee (or the Optionee’s beneficiary) at any time prior to 5:00 P.M., Central Standard Time, on the ninetieth (90th) calendar day following the effective date of the Optionee’s termination of employment. If such ninetieth (90th) day is not a business day, then the Option will expire at 5:00 P.M., Central Standard Time, on the first business day immediately following such ninetieth (90th) day. For purposes of this Section 7(c), the notice requirements set forth above in Section 5(a) will be waived; provided, however, if the Company is not reasonably able to accurately determine the Fair Market Value of the Shares subject to the Option for calculating and reporting the applicable income and payroll tax withholding amounts (if any) due upon the exercise of the Option on the 90th calendar day reflected above, the Company may, in its sole discretion, inform the Optionee that the Option exercise date will be postponed to a later date during the same calendar year when the Fair Market Value of the Shares can appropriately be determined.
          8. Put Right.
     (a) Grant of Put Right. Subject to Section 8(d) below and the terms and conditions relating to the exercise of a Put Right set forth in Section 8(b) below, the Company hereby irrevocably grants and issues to the Optionee the right and option to sell to the Company (hereinafter referred to as the “Put Right”) all or any portion of the Shares acquired pursuant to the exercise of this Option at a per Share purchase price equal to the then Fair Market Value of the Shares.
     (b) Exercise of Put. Subject to the provisions of this Section 8, the Optionee may exercise the Put Right and sell to the Company, and the Company agrees to purchase from Optionee, all or any portion of the Shares subject to the Put Right. The time and manner pursuant to which the Optionee may exercise a Put Right are as follows:
(i)	Optionee’s right to exercise the Put Right shall apply only to those Shares that have been purchased by the Optionee in exercising the Option and only then with respect to such Shares if they have been held by the Optionee for at least six months from the date the Shares were purchased.
(ii)	Optionee may exercise the Put Right up to two times per calendar year, on May 1st and November 1st (each an “Eligible Put Date” and collectively the “Eligible Put Dates”).
(iii)	Optionee must provide written notice (the “Put Notice”) to the Company at least 90 calendar days before the Eligible Put Date for which Optionee desires to sell the Shares to the Company. The Put Notice must specify the number of Shares to the purchased by the Company and the Eligible Put Date.
     (c) Withdrawal of Put Right. Before an Eligible Put Date and within the 10 business day period following Optionee’s receipt of the Fair Market Value determination set forth in the independent appraisal of the Shares, Optionee may withdraw, in full or in part, his Put Notice and either have less than all of the Shares originally designated to be put back to the Company purchased on the Eligible Put Date or none of the Shares purchased by the Company on the Eligible Put Date. If the Optionee does not withdraw his Put Notice within the aforementioned 10 business day period, Optionee must sell all of the Shares originally designated to be purchased by the Company in the Put Notice to the Company on the related Eligible Put Date.
     (d) Payment and Delivery of Shares. Subject to Section 8(e) below, if the Optionee has submitted the Put Notice and not withdrawn such notice in accordance with Section 8(c) above, on the Eligible Put Date specified in the Put Notice the Company shall, as provided below, pay to Optionee in cash or by certified, cashier’s or other check acceptable to Optionee, the Fair Market Value for each Share put by Optionee and purchased by the Company. Notwithstanding the prior sentence, if any payment to be made by the Company is prohibited by any applicable law, then such payment shall be made by the Company at the earliest time, and to the extent possible, when compliance with the law may be effected, and the Company agrees that it will execute all such documents and take all reasonable other steps as may be necessary to expedite and effectuate to the extent possible such compliance.
     (e) No Put Right while Company is Public. During the period of time (i) commencing upon the closing of an initial underwritten public offering by the Company of its Stock pursuant to an effective registration statement that results in the Stock trading on a national securities exchange and (ii) ending upon the date the Company shall cease to have its Stock traded on a national securities exchange, the Optionee will not have any Put Right for the Shares purchased pursuant to this Option and instead may, subject to any additional blackout periods, Company trading policy restrictions, or restrictions under applicable securities laws, freely transfer the shares on the public markets.
     (f) Amendment. Except as otherwise provided in Section 8(e) above, this Put Right may not be amended, terminated or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.
          9. Call Right.
     (a) Grant of Call Right. Subject to the terms and conditions relating to the exercise of a Call Right set forth in Section 9(b) below, the Optionee hereby irrevocably grants and issues to the Company or its parent corporation, Layne Christensen Company, an option (hereinafter referred to as the “Call Right”) to purchase the Shares purchased by the Optionee under this Agreement.
     (b) Exercise of Call Right. The Company or Layne Christensen Company may exercise the Call Right and acquire from the Optionee the Shares purchased under this Agreement in connection with (i) a Change in Control of the Company or (ii) a “Change in Control” of Layne Christensen Company (as the term “Change in Control” is defined in the Layne Christensen Company 2006 Equity Incentive Plan). In connection with either of the aforementioned two events, the Company or Layne Christensen Company may notify the Optionee of its intention to purchase one or more Shares pursuant to this Call Right and, upon the closing of such specified change in control event, the Company or Layne Christensen Company will purchase the Share(s) from the Optionee.
     (c) Determination of Fair Market Value. In the event either Layne Christensen Company or the Company exercises its Call Right for the Shares held by the Optionee and such purchase is in connection with:
(i)	A Change in Control of Layne Christensen Company, then the Fair Market Value of the Shares shall be determined based on an independent appraisal of the Company obtained from an independent qualified appraisal retained by the Committee; or
(ii)	A Change in Control of the Company, then, notwithstanding the value of the Shares determined by a qualified independent appraisal, the per Share Fair Market Value shall be equivalent to the per Share consideration received by Layne Christensen Company in connection with the Change in Control of the Company.
          10. Notices. Any notice to be given under the terms of this Agreement to the Company will be addressed to the Secretary of the Company at Layne Energy, Inc., 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, and any notice to be given to the Optionee will be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 10, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Optionee will, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 10. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
          11. Nontransferability. Except as otherwise provided in this Agreement or in the Plan, or as may be mutually agreed to in writing by the Company and Optionee, the Option and the rights and privileges conferred hereby, including the Put Right, may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby will immediately become null and void.
          12. Status of Optionee. The Optionee shall not be deemed a stockholder of the Company with respect to any of the Shares subject to this Option, except for those Shares that have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if applicable, such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.
          13. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
          14. Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.
          15. Post-Recapitalization Basis. In 2007, the Company adopted a Plan of Recapitalization pursuant to which 90 shares of common stock and 100 shares of preferred stock were issued for each outstanding share of the Company’s common stock (the “2007 Recapitalization”). For the avoidance of doubt, the Shares covered by this Option reflect Shares on a post-2007 Recapitalization basis.
          16. Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
          17. Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.
          This Agreement has been executed and delivered by the parties hereto.

The Company:	The Optionee:
Layne Energy, Inc.
By:

Name:

Title:	Address of the Optionee:

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